                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE
For more information, please contact:

Debbie Laudermilk                James O. Fishbeck             Brian D. Johnson
Investor Relations               Corporate Communications      Corporate Communications
Silicon Laboratories Inc.        Analog Devices                3Com Corporation
512-464-9411                     781-461-3282                  408-326-1962
investor.relations@silabs.com    james.fishbeck@analog.com     Brian D. Johnson@3com.com

                          SILICON LABORATORIES, ANALOG DEVICES
                                 AND 3COM SETTLE LAWSUIT

     AUSTIN, TEXAS - DECEMBER 20, 2000 - Silicon Laboratories Inc. (Nasdaq:
SLAB), Analog Devices (NYSE: ADI) and 3Com Corporation (Nasdaq: COMS) today announced that they have settled the lawsuit originally filed by Silicon Laboratories on January 12, 2000, in the United States District Court for the Western District of Texas (Austin Division). The settlement terms are confidential.

SILICON LABORATORIES

Silicon Laboratories Inc. designs, manufactures and markets proprietary high-performance mixed-signal integrated circuits (ICs) for the wireless, wireline and optical communications industries. Silicon Laboratories is an ISO9001-certified manufacturer and has applied for over 80 patents on its mixed-signal technology. The company was incorporated in 1996 and is based in Austin, Texas. Additional information about Silicon Labs is available at www.silabs.com or through the toll-free investor relations line at 1-877-411-SLAB (7522).

ANALOG DEVICES

With revenues of $2.58 billion for fiscal 2000, Analog Devices is a leading manufacturer of precision high-performance integrated circuits used in analog and digital signal processing applications. The company is headquartered in Norwood, Massachusetts. It employs approximately 9,100 people worldwide and has manufacturing facilities in Massachusetts, California, North Carolina, Ireland, the Philippines and Taiwan. Analog Devices' stock is listed on the New York Stock Exchange and the company is included in the S&P 500 Index.

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                    Silicon Laboratories, Analog Devices and 3Com Settle Lawsuit
                                                                          Page 2

3COM CORPORATION

3Com simplifies how people connect to information and service through easy-to-use connectivity products and solutions for consumers and commercial organizations. The company also provides access infrastructures and IP services platforms for network service providers. For further information, visit www.3Com.com or the press site at www.3Com.com/pressbox.

CAUTIONARY LANGUAGE

This press release may contain forward-looking statements based on Silicon Laboratories' current expectations. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Silicon Laboratories believes that it is important to communicate the company's future expectations to investors. However, there may be events in the future that Silicon Laboratories is not able to accurately predict or control. For a discussion of these and other factors which could impact Silicon Laboratories' financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to Silicon Laboratories' recent filings with the SEC, particularly the Form 8-K/A filed September 8, 2000, the Form 8-K filed August 11, 2000, the Form 10-Q filed October 16, 2000, the Form 10-Q filed July 17, 2000, the Form 10-Q filed April 26, 2000 and the Registration Statement on Form S-1 for Silicon Laboratories' initial public offering, as consummated on March 23, 2000.

                                       #  #  #

Note to editors: Silicon Laboratories and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product or brand names noted herein may be trademarks of their respective holders.